 Exhibit 3.6

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. WB -

Date of Issuance:

WARRANT TO PURCHASE COMMON STOCK

of

APERION BIOLOGICS, INC.

Void after [   ]

This certifies that, for value received, [   ] or registered assigns (“Holder”) is entitled, subject to the terms set forth below, to purchase from APERION BIOLOGICS, INC (the “Company”), a Delaware corporation, [   ] shares (“Warrant Shares”) of common stock, $.001 par value per share (the “Common Stock”) of the Company upon surrender hereof,. at the principal office of the Company referred to below, with the Notice of Exercise attached to this Warrant duly executed, and simultaneous payment in lawful money of the United States, at the Exercise Price as set forth in Section 2 below.  The number, character and Exercise Price of such shares of Common Stock are subject to determination and adjustment as provided below.  The term “Warrant” includes this Warrant, and any warrants delivered in substitution or exchange for this Warrant as provided below.  This Warrant is issued in connection with a distribution to holders of Series B Preferred Stock as of immediately prior to the closing of the Company’s Series C Preferred Stock Financing and is one of a number of similar warrants issued under similar circumstances on the date hereof (the “2008 Warrants”).

1.           Term of Warrant.  On the terms and subject to conditions set forth in this Warrant, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date of this Warrant (the “Warrant Issue Date”) occurs and ending at 5:00 p.m., Pacific time, on [    ] (the “Term”), and shall be void thereafter.

2.           Exercise Price.  The Exercise Price for each of the Warrant Shares at which this Warrant may be exercised is one cent ($.01) per share of Common Stock, as adjusted from time to time pursuant to Section 11.

3.           Exercise of Warrant.

(a)           The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time during the Term, by the surrender of this Warrant and the Notice of Exercise annexed to this Warrant duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company or by wire transfer.

(b)           This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date.  As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise.

(c)           Without implication that the contrary would otherwise be true, no transaction by the Company, including a public offering nor the status of the Company as a public company will affect the right of the Holder to exercise this Warrant at any time during the Term or change the Term.

4.           Fractional Shares or Scrip.  Fractional shares or scrip representing fractional shares shall not be issued upon the exercise of this Warrant and instead, the Company shall pay to the Holder cash equal to the fair market value of such fraction of a share, as determined by the Board of Directors of the Company in good faith.

5.           Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6.           Rights of Stockholders.  The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise of this Warrant for any purpose whatsoever, nor shall any provision be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been properly exercised.

7.           Transfer of Warrant.

(a)           Warrant Register.  The Company will maintain a register (the “Warrant Register”) containing the names and addresses of all Holder or Holders.  Any Holder of this

Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change.  Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.  Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)           Warrant Agent.  The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing.  Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c)           Transferability and Nonnegotiability of Warrant.  This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee.  Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Form of Assignment annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery, to any person or entity selected by the Holder.  Holder acknowledges that the transfer of this Warrant may be subject to contractual restrictions.

(d)           Exchange of Warrant Upon a Transfer.  On surrender of this Warrant for exchange, properly endorsed on the Form of Assignment and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for shares in an amount calculated in a manner consistent herewith and issuable upon exercise hereof.

(e)           Compliance with Securities Laws.

(i)           The Holder of this Warrant acknowledges that this Warrant and the Warrant Shares are being acquired solely for the Holder’s own account for investment purposes, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock issued upon exercise hereof except under circumstances that will not result in a violation of the Act by Holder or the Company or any state securities laws.  Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account, for investment purposes, and not with a view toward distribution or resale.

(ii)           This Warrant and all Warrant Shares shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS.  COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

8.           Reservation of Stock.  The Company covenants that during the Term, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares and for payment of dividends thereon and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the “Certificate”) to provide sufficient reserves of Common Stock issuable upon exercise of the Warrant and for payment of dividends thereon.  The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue of such shares (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9.           Notices.

(a)           Whenever the Exercise Price or number of Warrant Shares shall be determined or adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by an executive officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(b)           In case:

(i)           the Company, shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)           of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

(iii)           of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up.  Such notice shall be mailed at least twenty (20) days prior to the date therein specified.

(c)           All such notices, advices and communications delivered hereunder shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

10.           Amendments; Waivers.

(a)           Any term of this Warrant may be amended with the written consent of the Company and the holders of the 2008 Warrants issued by the Company (the “Majority Holders”) that upon the hypothetical exercise of all such warrants would result in the issuance of a majority of the number of shares of Common Stock issuable in respect thereof.  Any amendment effected in accordance with this Section 10 shall be binding upon each future holder of this Warrant, all such other holders of 2008 Warrants issued within such sixty day period, and the Company.

(b)           No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11.           Adjustments.  The Exercise Price and the number of Warrant Shares purchasable hereunder shall be determined and are subject to adjustment from time to time as follows:

(a)           Merger, Sale of Assets, etc.  If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the Term and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11.  The foregoing provisions of this Section 11(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.  If the per-share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors.  In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b)           Reclassification, etc.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

(c)           Split, Subdivision or Combination of Shares.  If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination, and the number of Warrant Shares subject to this Warrant will be proportionately increased or decreased, respectively.

(d)           Adjustments for Dividends in Stock or Other Securities or Property.  If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

(e)           Certificate as to Adjustments.  Upon the occurrence of each determination, adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such determination, adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such determination, adjustment or readjustment and showing in detail the facts upon which such determination, adjustment or readjustment is based.  The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth:  (i) such determinations, adjustments and readjustments and number of Warrant Shares for which this Warrant is then exercisable; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

(f)           No Impairment.  The Company will not, by any voluntary action or inaction, avoid or seek to avoid the observance or performance of any of the terms of this Warrant to be observed or performed by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

12.           Miscellaneous.

(a)           Remedies.  The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

(b)           Weekends and Holidays.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

(c)           Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to it conflict of laws principles.

(d)           Headings.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

 (e)           Nouns and Pronouns.  All nouns and pronouns used herein shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons to whom reference is made herein may require.

(f)           Notices.  Except as otherwise provided herein, any notice provided for in this Warrant shall be in writing and shall be either personally delivered, sent by reputable overnight courier service (charges prepaid) or sent by facsimile transmission (confirmed by the facsimile operator) to the Company and the Holder at the addresses set forth below, or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Notices shall be deemed to have been given hereunder when delivered personally, one day after deposit with a reputable overnight courier service and when sent by facsimile transmission (confirmed by the facsimile operator).

If to the Company:

Aperion Biologics, Inc.
3727 Buchanan
San Francisco, CA 94123
Attention:  President
Facsimile Number:  (415) 923-9989

If to the Holder, at its address in the records of the Company

IN WITNESS WHEREOF, APERION BIOLOGICS, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

APERION BIOLOGICS, INC. By:__________________________________ Its:

NOTICE OF EXERCISE

To:           APERION BIOLOGICS, INC.

(1)           The undersigned hereby elects to purchase the number of shares of Common Stock of APERION BIOLOGICS, INC. equal to the number of Warrant Shares (as defined in the attached Warrant), pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)           In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

(3)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

______________________________________ (Name)
______________________________________ (Name)

(4)           Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

______________________________________ (Name)
______________________________________ (Date)	______________________________________ (Name)

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant as set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint ____________________ Attorney to make such transfer on the books of APERION BIOLOGICS, INC., maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.  Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

______________________________________ (Date)	______________________________________ (Signature of Holder)